CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

CERTIFICATION OF CUSTODIAN
In connection with the Annual Report of Austin Chalk Oil and Gas, Ltd. a Nevada corporation (the "Company"), on 10-KSB for the December 31, 2004 as filed with the Securities and Exchange Commission (the "Report"),

We, Darrel Figg and Marlen L. Roepke, Officers/Directors of the Company, each certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to my knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 31, 2005

/s/ Darrel Figg Darrel Figg President	/s/ Marlen L. Roepke Marlen L. Roepke Secretary